CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Franklin Floating Rate Trust on Form N-2, File No. 333-65111 of our report dated September 4, 1998, on our audit of the financial statements and financial highlights of the Franklin Floating Rate Trust, which report is included in the Annual Report to Shareholders for the fiscal year ended July 31, 1998, which is incorporated by reference in the Registration Statement.



                                    /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP


San Francisco, California
November 20, 1998